SCHEDULE VI
                   ROHM AND HAAS COMPANY AND SUBSIDIARIES
             ACCUMULATED DEPRECIATION OF BUILDINGS AND EQUIPMENT


                                      YEAR ENDED DECEMBER 31, 1993
                            --------------------------------------------------
                             BALANCE
                               AT                  RETIRE-             BALANCE
                            BEGINNING               MENTS      OTHER    AT END
                             OF YEAR   PROVISION   OR SALES   CHANGES  OF YEAR
                            ---------  ---------   --------   -------  -------
                                            (millions of dollars)

Buildings and improvements.. $  224      $ 23        $ (5)      $(1)    $  241
Machinery and equipment.....  1,412       191         (87)       (8)     1,508
Capitalized interest cost...     66        12          --        --         78
                             ------      ----        ----       ---     ------
                             $1,702      $226        $(92)      $(9)    $1,827
                             ======      ====        ====       ===     ======

                                      YEAR ENDED DECEMBER 31, 1992
                            --------------------------------------------------
                             BALANCE
                               AT                  RETIRE-             BALANCE
                            BEGINNING               MENTS      OTHER    AT END
                             OF YEAR   PROVISION   OR SALES   CHANGES  OF YEAR
                            ---------  ---------   --------   -------  -------
                                            (millions of dollars)

Buildings and improvements.. $  205      $ 19        $ (2)      $ 2     $  224
Machinery and equipment.....  1,284       174         (46)       --      1,412
Capitalized interest cost...     56        10          --        --         66
                             ------      ----        ----       ---     ------
                             $1,545      $203        $(48)      $ 2     $1,702
                             ======      ====        ====       ===     ======


                                      YEAR ENDED DECEMBER 31, 1991
                            --------------------------------------------------
                             BALANCE
                               AT                  RETIRE-             BALANCE
                            BEGINNING               MENTS      OTHER    AT END
                             OF YEAR   PROVISION   OR SALES   CHANGES  OF YEAR
                            ---------  ---------   --------   -------  -------
                                            (millions of dollars)

Buildings and improvements.. $  190      $ 17        $ (3)      $ 1     $  205
Machinery and equipment.....  1,144       156         (42)       26      1,284
Capitalized interest cost...     46        10          --        --         56
                             ------      ----        ----       ---     ------
                             $1,380      $183        $(45)      $27     $1,545
                             ======      ====        ====       ===     ======

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